UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2005

M/I HOMES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-12434	31-1210837
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3 Easton Oval, Suite 500, Columbus, Ohio	43219
(Address of Principal Executive Offices)	(Zip Code)

(614) 418-8000
(Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement and
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 24, 2005, M/I Homes, Inc. completed its offering of $150 million in aggregate principal amount of its 6 7/8% Senior Notes due 2012. The notes were issued at a price of 99.314% of their face value to yield 7.00%. The Company used the proceeds to repay amounts outstanding under its revolving credit facility. The notes were sold only to qualified institutional buyers in the United States under Rule 144A under the Securities Act of 1933 and certain investors under Regulation S of the Securities Act.

The offering was consummated pursuant to the terms of a previously-reported Purchase Agreement dated as of March 17, 2005 among the Company, certain subsidiaries of the Company as guarantors and the initial purchasers of the notes. The notes are guaranteed by all of the Company’s wholly-owned subsidiaries.

The Company received approximately $146.4 million of proceeds from the offering, after deducting the initial purchasers’ discount and estimated offering expenses payable by the Company.

The notes have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Indenture

The notes were issued under an Indenture, dated as of March 24, 2005, by and among the Company, the subsidiary guarantors and U.S. Bank National Association, as trustee. The notes and the guarantees are general, unsecured obligations of the Company and the subsidiary guarantors.

The indenture and form of note, which is attached as an exhibit to the indenture, provide, among other things, that the notes will bear interest of 6 7/8% per year (payable semi-annually in arrears on April 1 and October 1 of each year, beginning on October 1, 2005), and will mature on April 1, 2012. The Company may redeem the notes, in whole or in part, at any time, at a redemption price equal to 100% of the principal amount of the notes plus accrued and unpaid interest to the date of redemption, if any, plus a “Make-Whole Amount” set forth in the indenture. At any time on or before April 1, 2008, the Company may redeem up to 35% of the original aggregate principal amount of the Notes with the proceeds of qualified equity offerings at a redemption price equal to 106.875% of the principal amount, plus accrued and unpaid interest and additional interest, if any. Upon a change of control as described in the indenture, the Company may be required to offer to purchase the notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest, if any.

The indenture contains covenants that limit the ability of the Company and the Restricted Subsidiaries (as defined in the indenture) to, among other things: (i) incur additional indebtedness; (ii) pay dividends on, redeem or repurchase its capital stock; (iii) make investments; (iv) engage in transactions with affiliates; (v) create certain liens; or (vi) consolidate, merge or transfer all or substantially all of the Company’s assets and the assets of the Company’s subsidiaries on a consolidated basis. These covenants are subject to a number of important exceptions and qualifications as described in the indenture. Following the time when the notes are assigned investment grade ratings from both Standard & Poor’s Rating Service and Moody’s Investors Service, Inc., and no default has occurred and is continuing, certain of the covenants described above will no longer apply.

The notes and the indenture contain customary events of default, including, without limitation, failure to pay principal on the notes when due; failure to pay interest on the notes for 30 days after becoming due; failure to comply with certain agreements or covenants contained in the indenture for a period of 60 days after written notice from the trustee or the holders of 25% of the aggregate principal amount of notes then outstanding; acceleration of $20 million or more of certain other indebtedness; certain judgments in excess of $20 million that have not been satisfied, stayed, annulled or rescinded within 60 days of being entered; and certain bankruptcy events.

Affiliates of each of the initial purchasers, other than Citigroup Global Markets, Inc., are lenders under the Company’s revolving credit facility, and U.S. Bank National Association, the trustee, is an affiliate of one of the initial purchasers.

Registration Rights Agreement

In connection with the completion of the offering, the Company and each of the subsidiary guarantors entered into a Registration Rights Agreement, dated as of March 24, 2005, with the initial purchasers. The registration rights agreement requires the Company and the subsidiary guarantors (i) to file with the SEC a registration statement with respect to a registered exchange offer to exchange the notes for publicly registered notes that are identical in all material respects within 120 days after March 24, 2005, the date of issuance of the notes; (ii) to use their commercially reasonable efforts to cause such registration statement to be declared effective by the SEC within 210 days after March 24, 2005; (iii) to use their commercially reasonable efforts to consummate the exchange offer within 240 days after March 24, 2005 and (iv) if the Company cannot consummate the exchange offer within the time periods listed above (or as otherwise provided under the registration rights agreement), to file a shelf registration statement for the resale of the notes. In addition, if (a) the Company and the subsidiary guarantors fail to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness, (c) the Company and the subsidiary guarantors fail to consummate the exchange offer within 240 days after March 24, 2005 or (d) the shelf registration statement or the exchange offer registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales of transfer restricted securities during the periods specified in the registration rights agreement, then the Company will pay additional interest to each holder of notes, with respect to the first 90-day period immediately following the occurrence of the first such registration default, in an amount equal to 0.25% per annum each 90 day period that such registration default remains uncured, up to a maximum of 1.00% per annum. After the Company cures any such registration default, the accrual of additional interest will stop and the interest rate will revert to its original rate of 6.875% per annum.

The above descriptions of the notes, the indenture and the registration rights agreement do not purport to be complete statements of the parties’ rights and obligations under the indenture or the registration rights agreement. The above descriptions are qualified in their entirety by reference to the indenture and the registration rights agreement, copies of which are attached to this Current Report on Form 8-K as Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description of Documents
4.1	Indenture dated as of March 24, 2005 among the Company, the Guarantors listed on the signature pages thereof and U.S. Bank National Association, as trustee
4.2	Registration Rights Agreement dated as of March 24, 2005, among the Company, the Guarantors listed on the signature pages thereof and the Initial Purchasers listed on the signature pages thereof

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2005

M/I Homes, Inc.

By:	/s/ Phillip G. Creek
Phillip G. Creek
Senior Vice President, Chief Financial Officer
and Director
(Principal Financial Officer)

Index to Exhibits

Exhibit No.	Description of Documents
4.1	Indenture dated as of March 24, 2005 among the Company, the Guarantors listed on the signature pages thereof and U.S. Bank National Association, as trustee
4.2	Registration Rights Agreement dated as of March 24, 2005, among the Company, the Guarantors listed on the signature pages thereof and the Initial Purchasers listed on the signature pages thereof